EXHIBIT 10.2

FORM OF OPTION AGREEMENT

PIERRE HOLDING CORP.
9990 Princeton Road
Cincinnati, Ohio 45246

STOCK OPTION AGREEMENT

Date

Name
Address
City, State Zip

Re:	Pierre Holding Corp. (the “Company”)
Grant of Nonqualified Stock Option

Dear _______:

     The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an “Option”), as provided below, under the Pierre Holding Corp. 2004 Stock Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. The Option has been granted, and the Option Shares will be issued, pursuant to a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

     1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     “Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Board” shall mean the Board of Directors of the Company.

     “Cause” shall mean “Cause” as defined in any Service Agreement between you and the Company or any of its Subsidiaries in effect at the time of determination, or if you are not party to a Service Agreement, “Cause” shall mean “Cause” as defined in the Plan.

     “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

     “Committee” shall mean the committee designated by the Board to administer the Plan, or if no committee has been so designated, the Board itself.

     “Common Equity Value” shall have the meaning given to such term on Exhibit A attached hereto.

     “Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

     “Company” shall mean Pierre Holding Corp., a Delaware corporation.

     “Cumulative Percentage” shall mean the cumulative percentage of your PV Option vested in accordance with paragraph 3(b) as set forth in the column on Exhibit A labeled “Cumulative % of PV Option Vested.”

     “Disability” shall mean “Disability” as defined in any Service Agreement between you and the Company or any of its Subsidiaries in effect at the time of determination, or if you are not party to a Service Agreement, “Disability” shall mean “Disability” as defined in the Plan.

     “Fair Market Value” of the Common Stock shall be determined in good faith by the Committee or, in the absence of the Committee, by the Board, taking into account all relevant factors determinative of value (including the lack of liquidity of such Common Stock due to the Company’s status as a privately held corporation, but without regard to any discounts for minority interests).

     “Good Reason” shall mean “Good Reason” as defined in any Service Agreement between you and the Company or any of its Subsidiaries in effect at the time of determination, or if you are not party to a Service Agreement, then “Good Reason” shall mean “Good Reason” as defined in the Plan.

     “Independent Third Party” shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     “MDCP” shall mean Madison Dearborn Capital Partners IV, L.P. and its Affiliates.

     “Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or MDCP and, to the extent that you are permitted to transfer Option Shares pursuant to the Stockholders Agreement, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

     “Person” shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

     “Public Sale” shall mean any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     “Registration Agreement” shall mean that certain Registration Agreement dated as of the date hereof between the Company and certain Investors (as defined therein).

     “Sale of the Company” shall mean the sale of the Company to an Independent Third party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances (without regard to the occurrence of any contingency) to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

     “Stockholders Agreement” shall mean that certain Stockholders Agreement dated as of the date hereof between the Company and certain of its stockholders.

     “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

     “Service Agreement” shall mean a written agreement between you and the Company or any of its Subsidiaries pursuant to which you provide services to the Company or any of its Subsidiaries as an employee.

     “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person, one or more Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person, one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or shall control the managing general partner of such limited liability company, partnership, association or other business entity.

     “Target Equity Value” shall have the meaning given to such term on Exhibit A attached hereto.

     2. Option.

     (a) Terms. Your Option is for the purchase of up to ___shares of Common Stock (the “Option Shares”) at a price per share of $___(the “Exercise Price”), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on ___(the “Expiration Date”), subject to earlier expiration as provided in paragraphs 3 and 4 below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

     (b) Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board and permitted by applicable law).

     3. Exercisability/Vesting. Your Option may be exercised only to the extent it has become vested.

     (a) Forty Percent of Option Subject to Time Vesting. Your Option shall fully vest and become exercisable with respect to forty percent (40%) or ___of your Option Shares upon the fifth anniversary of the date hereof if and only if you are, and have been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through such fifth anniversary. The forty percent (40%) of your Option subject to vesting in accordance with this paragraph 3(a) shall be your “TV Option”, and the portion of your Option Shares (up to forty percent (40%) of your Option Shares) that may be acquired upon the exercise of all or a portion of your TV Option shall be your “TV Option Shares”. Between the date hereof and the fifth anniversary of the date hereof, provided you are continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through the date of determination, your TV Option will vest on a daily pro rata basis such that, on the date of determination, the amount of your TV Option which shall have vested and become exercisable as of that date shall be equal to (rounded to the nearest whole share)(x) your TV Option Shares multiplied by (y) a fraction, the numerator of which shall be the number of calendar days from the date of this Agreement through the date of determination, inclusive, and the denominator of which shall be 1,827. Notwithstanding the foregoing, if you have been continuously employed by the Company or its Subsidiaries from the date of this Agreement until a Sale of the Company, the portion of your outstanding TV Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to all of the TV Option Shares simultaneously with the consummation of the Sale of the Company; provided that such accelerated vesting has been approved by the Company’s stockholders as provided under Section 280G of the Code. In any event, any portion of your TV Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board.

     (b) Sixty Percent of Option Subject to Accelerated Vesting. Your Option shall fully vest and become exercisable with respect to the remaining sixty percent (60%) or ___of your Option Shares upon the seventh anniversary of the date hereof if and only if you are, and have been, continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through such seventh anniversary. However, with respect to this remaining sixty percent (60%) or ___of your Option Shares, such portion of your Option Shares shall be subject to accelerated vesting prior to such seventh anniversary as set forth below. The sixty percent (60%) of your Option subject to accelerated vesting in accordance with this paragraph 3(b) shall be your “PV Option”, and the portion of your Option Shares (up to sixty percent (60%) of your Option Shares) that may be acquired upon the exercise of all or a portion of your PV Option shall be your “PV Option Shares”. Except as provided below with respect to the vesting of your PV Option upon a Sale of the Company, the effective date of any accelerated vesting in accordance with this paragraph 3(b) shall be the end of each fiscal year specified in Exhibit A attached hereto, notwithstanding that the Common Equity Value as of the end of such fiscal year may not be determined until a date thereafter.

     The Cumulative Percentage of your PV Option shall vest as of the end of the corresponding fiscal year shown on Exhibit A if the Company’s Common Equity Value exceeds the applicable Target Equity Value as of the end of such fiscal year, and if, as of the end of such fiscal year, you are still employed by the Company or any of its Subsidiaries. If in a succeeding fiscal year the Company’s Common Equity Value exceeds the Target Equity Value for a prior fiscal year, the Cumulative Percentage of your PV Option corresponding to such prior fiscal year as shown on Exhibit A shall vest as of the end of such succeeding fiscal year. Except as provided below with respect to the vesting of your PV Option upon a Sale of the Company, the maximum Cumulative Percentage of your PV Option that shall vest as of the end of any fiscal year is the Cumulative Percentage corresponding to the end of such fiscal year shown on Exhibit A. For example, if, at the end of fiscal year 2006 the Company’s Common Equity Value exceeds the Target Equity Value for fiscal year 2005 but not for fiscal year 2006 and at the end of fiscal year 2005 the Company’s Common Equity Value did not exceed the Target Equity Value for fiscal year 2005, then the maximum Cumulative Percentage of your PV Option that shall vest as of the end of fiscal year 2006 shall be the Cumulative Percentage shown for fiscal year 2005 on Exhibit A. Once a portion of your PV Option has vested in accordance with this paragraph 3(b), it shall remain vested, notwithstanding the failure in succeeding fiscal years of the Company’s Common Equity Value to exceed either (i) the Target Equity Value for such succeeding fiscal years set forth on Exhibit A or (ii) the Target Equity Value set forth on Exhibit A for the year in which such portion of your PV Option vested.

     Notwithstanding the foregoing, your right to accelerate the vesting of your PV Option in accordance with this paragraph 3(b) shall terminate automatically upon the earlier to occur of (i) termination of your employment with the Company or any of its Subsidiaries, in which event the percentage of your PV Option that is vested shall equal the percentage of your PV Option which was vested as of the immediately preceding fiscal year end, if any, and (ii) a

Sale of the Company, in which event the percentage of your PV Option that is vested shall equal the greater of (A) the percentage of your PV Option which was vested as of the immediately preceding fiscal year end, if any, and (B) the Cumulative Percentage shown on Exhibit A corresponding to the Target Equity Value shown on Exhibit A which most nearly approximates but does not exceed the Common Equity Value realized upon the consummation of such Sale of the Company (assuming that the Company’s Common Equity Value is calculated in a manner consistent with the methodology used in calculating the Target Equity Values shown on Exhibit A). Upon a Sale of the Company, the effective date of any accelerated vesting of your PV Option in accordance with this paragraph shall be deemed to occur immediately prior to the consummation of such Sale of the Company. In any event, any portion of your PV Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board.

     4. Expiration of Option.

     (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

     (b) Early Expiration Upon Termination of Employment. Except as otherwise provided herein, any portion of your Option            that was not vested and exercisable as of the date your employment with the Company or its Subsidiaries terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable but not exercised as of the date of the termination of your employment with the Company or any of its Subsidiaries shall expire and be forfeited as of such date, except that if your employment is terminated (i) due to your death or Disability, then your Option shall expire 180 days after the date of death or Disability, but in no event after the Expiration Date or (ii) by the Company without Cause, due to your retirement (with approval of the Board or Committee) or your resignation, then your Option shall expire 60 days after the date of your termination, retirement or resignation, but in no event after the Expiration Date.

     5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company and its Subsidiaries, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company and its Subsidiaries it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

     6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends (similar to the legend set forth in paragraph 15(a)) as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

     8. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company and its Subsidiaries to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company and its Subsidiaries for any period of time or to continue your present (or any other) rate of compensation, and in the event of the termination of your employment (including, but not limited to, termination by the Company without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

     10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company or any of its Subsidiaries to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company or any of its Subsidiaries with respect to any Option Shares issuable under this Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

     11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

     12. Rights to Repurchase Option Shares Upon Termination of Your Employment.

     (a) Repurchase of Option Shares. If your employment with the Company or any of its Subsidiaries shall terminate, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the “Termination Date”), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 13 hereof (the “Repurchase Option”).

     (b) Repurchase by Company. The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the “Repurchase Notice”) to you or any other holders of the Option Shares within 15 days after the later of (i) six months following the last exercise of your Option and (ii) the applicable expiration date of your Option pursuant to paragraph 4(b). The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied, to the extent possible, from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

     (c) Repurchase by MDCP. If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, then MDCP shall be entitled to exercise the Company’s Repurchase Option in the manner set forth in paragraph 12(a) for all or any portion of the number of Option Shares the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 15 days after the applicable expiration date in accordance with paragraph 4(b), the Company shall deliver written notice (the “Option Notice”) to MDCP setting forth the number of Available Shares and the price for each Available Share.

MDCP may elect to purchase any number of Available Shares by delivering written notice to the Company within 45 days after receipt of the Option Notice from the Company. As soon as practicable, and in any event within 15 days after the expiration of such 45-day period, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by MDCP (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, MDCP shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

     (d) Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this paragraph 12 shall be closed at the Company’s executive offices within 30 days after the delivery of the Repurchase Notice or Supplemental Repurchase Notice referred to in paragraphs 12(b) and 12(c), as applicable. At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker.

     13. Purchase Price for Option Shares.

     (a) Purchase Price. The purchase price per share to be paid for the Option Shares purchased by the Company and MDCP pursuant to paragraph 12 shall be equal to the Fair Market Value of such Option Shares as of the time of the exercise of the Repurchase Option; provided, however, if your employment is terminated by the Company with Cause, then the purchase price per share to be paid for the Option Shares purchased by the Company and/or MDCP pursuant to paragraph 12 shall be equal to the lower of (i) the Exercise Price set forth in paragraph 2(a) and (ii) the Fair Market Value of such Option Shares as of the as of the time of the exercise of the Repurchase Option.

     (b) Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Delaware and would not cause the Company or its Subsidiaries to breach any agreement to which they are a party relating to the indebtedness for borrowed money or other material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate of 5% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the third anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company’s or its Subsidiaries’ indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company or any of its Subsidiaries. If any MDCP elects to purchase all or any portion of the Available Shares, MDCP shall pay for that portion of such Option Shares by certified check or wire transfer of funds.

     14. Restrictions on Transfer.

     (a) Other Agreements. Upon exercise of your Option, your Option Shares shall become “Stockholder Shares” under the Stockholders Agreement and Registrable Securities under the Registration Agreement and shall be subject to restrictions on transfer and the other provisions of such agreements with respect to your Option Shares. You agree to execute a joinder to evidence your becoming a party to the Stockholders Agreement and the Registration Agreement with respect to such Option Shares. You also agree that any certificates evidencing such Option Shares shall bear such legend as the Company deems necessary or desirable in connection with the restrictions on transfer applicable to such Option Shares under the Stockholders Agreement.

     (b) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ___, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND ___ DATED AS OF SEPTEMBER 30, 2004, AND A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY FROM TIME TO TIME A PARTY THERETO. A COPY OF EACH OF THESE AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

     (c) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

     15. Remedies. Each party hereto (and MDCP as third-party beneficiary) shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and MDCP as a third-party beneficiary) shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

     16. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company; provided that no provision of paragraph 12, 13, 14 or 15 or of this paragraph 16 (including the definitions of the defined terms used therein) may be amended or waived without the prior written consent of MDCP.

     17. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     21. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

     22. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the then current address of record in the Company’s files and to the Company and MDCP at the addresses indicated below:

If to the Company:
Pierre Holding Corp.
9990 Princeton Road
Cincinnati, Ohio 45246
Attn: Board of Directors

If to MDCP:
Madison Dearborn Partners, IV, L.P.
Three First National Plaza
Suite 3800
Chicago, IL 60602
Telephone:      312-895-1000
Attention:      Robin P. Selati

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     23. Third-Party Beneficiary. The Company and you acknowledge that MDCP is a third-party beneficiary under this Agreement.

     24. Entire Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

* * * * *

     Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

PIERRE HOLDING CORP.

By:

Name:

Title:

Enclosures:	(1)	Extra copy of this Agreement
	(2)	Copy of the Plan

     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated:	OPTIONEE

Name: